Exhibit 4.1

                       FIRST AMENDMENT TO TRUST AGREEMENT

     THIS FIRST AMENDMENT dated as of December 18, 2001 (this "Amendment"), to the Trust Agreement, dated as of July 1, 2001 (the "Agreement") and the Standard Terms to Trust Agreement (February 2000 Edition) (the "Standard Terms" and collectively, with the Agreement and the Amendment, the "Trust Agreement"), among SAXON ASSET SECURITIES COMPANY, a Virginia corporation (the "Depositor"), SAXON MORTGAGE, INC., a Virginia corporation, as master servicer (the "Master Servicer"), and BANKERS TRUST COMPANY, a New York corporation, as trustee (the "Trustee"), and also in the capacities of Certificate Registrar, Paying Agent, and Calculation Agent pursuant to the Trust Agreement.

                              PRELIMINARY STATEMENT

     WHEREAS, the Depositor duly authorized the formation of a trust (the "Trust") to issue a series of asset backed certificates with an aggregate initial Certificate Principal Balance of $650,410,000 to be known as the Saxon Asset Securities Trust 2001-2, Mortgage Loan Asset Backed Certificates, Series 2001-2 (the "Certificates");

     WHEREAS, the Certificates in the aggregate evidence the entire beneficial ownership in the Trust;

     WHEREAS, the Depositor, Master Servicer and Trustee have agreed to amend the Trust Agreement, pursuant to Section 11.01(ii) of the Standard Terms as set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth, the Depositor, the Master Servicer and the Trustee agree as follows:


     Section 1.01.   Standard Terms; Section References.


     (a) The Standard Terms as of the date hereof, as modified by Sections 1.01 and 1.02 of the Trust Agreement and Section 2.01 hereof, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

     (b) Unless otherwise specified herein, all references in this Amendment to sections shall mean sections contained in this Amendment.


     Section 1.02.   Defined Terms.

     Capitalized terms used but not defined in this Amendment shall have the respective meanings assigned to them in Section 1.01 of the Standard Terms. In addition, if a term defined in the Standard Terms is also defined herein, the definition herein shall control.

     Section 2.01.   Amendment to Section 1.02.

     Article 1.02 of the Trust Agreement is hereby amended by replacing the definition "Determination Date" with the following definition:

     ""Determination Date": As to any Distribution Date, the 17th Business Day of the month occurring in the month of such Distribution Date (or if such day is not a Business Day, the immediately preceding Business Day)."

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     Section 3.01.   Representations and Warranties.

     On and as of the date hereof, each of the Depositor and the Master Servicer hereby confirms, reaffirms and restates the representations and warranties set forth in Sections 2.04 and Section 2.05 of the Standard Terms.

     Section 3.02.   Corporate Power; Authorization.

     Each of the Depositor and the Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Amendment to be consummated by it, has duly authorized the execution, delivery and performance of this Amendment, and has duly executed and delivered this Amendment. This Amendment, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of each of the Depositor and the Master Servicer, enforceable against each party in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     Section 3.03.   No Violation.


     Each of the Depositor and the Master Servicer is not in violation of, and the execution and delivery of this Amendment by the Depositor and the Master Servicer and the performance by each party and compliance with the terms of this Amendment will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor and the Master Servicer or any of each party's properties or materially and adversely affect the performance of any of each party's duties hereunder.

     Section 3.04.   No Actions; Proceedings.

     There are no actions or proceedings against, or investigations of, the Depositor or the Master Servicer pending or, to the knowledge of the Depositor or the Master Servicer, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit each party from entering into this Amendment, (B) seeking to prevent the consummation of any of the transactions contemplated by this Amendment or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance by the Depositor or the Master Servicer of any of such party's obligations under, or the validity or enforceability of, this Amendment.

     Section 4.01.   Recordation of Amendment; Counterparts.


     To the extent permitted by applicable law, this Amendment is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Security Instruments are situated, and in any other appropriate public recording office or elsewhere, only if such recording is deemed necessary by an Opinion of Counsel (which shall not be an expense of the Master Servicer or the Trustee) to the effect that such recordation materially and beneficially affects the interests of the

                                       2
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Certificateholders.  Neither  the  Trustee  nor the  Master  Servicer  shall  be obligated to seek such recordation or Opinion of Counsel unless requested in writing to do so by a Certificateholder, Rating Agency or Certificate Insurer, in which case all legal fees and expenses related to such Opinion of Counsel shall be paid by such requesting Person.


     For the purpose of facilitating the recordation of this Amendment as herein provided and for other purposes, this Amendment may be executed (by facsimile or otherwise) simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.02.  Governing Law.


     THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 4.03.  Severability of Provisions.


     If any one or more of the covenants, agreements, provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment or of the Certificates or the rights of the Holders thereof.

     Section 4.03.  Continuing Effect.

     Except as expressly amended hereby, the Trust Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.


                                      * * *

     IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of December 18, 2001.





                              SAXON ASSET SECURITIES COMPANY




                              By:   /s/ Ernst G. Bretana
                                    ------------------------------
                                     Ernest G. Bretana, Vice President



                              SAXON MORTGAGE, INC.
                                     as Master Servicer



                              By:   /s/ Ernst G. Bretana
                                    ------------------------------
                                     Ernest G. Bretana, Vice President



                              BANKERS TRUST COMPANY
                                     as Trustee



                              By:   /s/ Barbara Campbell
                                    ------------------------------
                                     Barbara Campbell, Assistant Secretary

COUNTY OF HENRICO       )

                        ) ss.:

COMMONWEALTH OF VIRGINIA)





     The foregoing instrument was acknowledged before me on December 18, 2001, by Ernest G. Bretana, Vice President of Saxon Asset Securities Company, a Virginia corporation, on behalf of the corporation.





                                             -----------------------------------
                                             Notary Public


My Commission expires:

COUNTY OF HENRICO       )

                        ) ss.:

COMMONWEALTH OF VIRGINIA)





     The foregoing instrument was acknowledged before me on December 18, 2001, by Ernest G. Bretana, Vice President of Saxon Mortgage, Inc., a Virginia corporation, on behalf of the corporation.





                                                 -------------------------------
                                                 Notary Public




My Commission expires:

COUNTY OF ____________________ )

                               ) ss.:

STATE OF CALIFORNIA            )





     The foregoing instrument was acknowledged before me on December 18, 2001, by Barbara Campbell, Assistant Secretary of Bankers Trust Company, a New York corporation, on behalf of the bank.








                                                 -------------------------------
                                                 Notary Public




My Commission expires: